Exhibit 99.1


   Termination of Corporate Backed Trust Certificates, Series 2001-16 Trust
      Class A-1 Certificates (CUSIP Number 21988G767; NYSE Listing: CKI)
                Class A-2 Certficiates (CUSIP Number 21988GAP1)


NEWS RELEASE - IMMEDIATE

      New York, New York - February 6, 2006: Corporate Backed Trust Certificates, Series 2001-16 Trust, which was established by Lehman ABS Corporation, today announced that, because of events described in the following paragraph, the trust will be terminated in accordance with the terms of the trust agreement. The trust holds $29,033,000 aggregate principal amount of 7.75% Debentures due 2029 issued by Georgia-Pacific Corporation.

      Georgia-Pacific Corporation has filed a Form 15 with the Securities and Exchange Commission whereby it elected to suspend its duty to file periodic reports under certain sections of the Securities Exchange Act of 1934 related to the underlying securities of the trust. Under the terms of the trust agreement, the trust will be terminated. The holder of call warrants related to the certificates of the trust will have the option to exercise the call warrants.

      The transfer books relating to the trust certificates will be closed permanently at the time of this press release.

      A later announcement will set forth additional details regarding any exercise of the call warrants and the timeline before the termination of the trust.